Exhibit 99.1

PRESS RELEASE

ALL NORTHERN OIL AND GAS, INC. EXECUTIVE OFFICERS AND MANAGEMENT-LEVEL EMPLOYEES ELECT TO RECEIVE STOCK IN LIEU OF CASH SALARIES.

WAYZATA, MINNESOTA --- September 26, 2008 --- Northern Oil and Gas, Inc. (AMEX: NOG) (“Northern Oil”) announced today that all of its management-level employees and officers have elected to receive stock compensation in lieu of cash salary compensation for the entire 2009 and 2010 calendar years.  All of the employees will receive no cash salary through 2010, instead they will receive shares of company stock in place of any salary each month based on the 10 day volume weighted average price of the company’s common stock immediately preceding their election to do so.

“All members of our management team believe that our current stock price does not properly reflect the value of our developing leasehold position,” said Michael Reger, Chief Executive of Northern Oil.  “The desire of each member of our management team to forego cash compensation in exchange for stock evidences our collective belief in the future of the company and continued successful development of our acreage position.

On September 22, 2008, the Board of Directors of Northern Oil approved the 2008 Stock Compensation Plan (the “Plan”) for management-level employees and officers of the Company.  The Plan was implemented in order to give executives the ability to elect to receive common stock in lieu of cash compensation.  The plan does not call for increased or additional payment, solely for the substitution of stock for cash. All management-level employees and officers of Northern Oil elected to receive stock compensation in lieu of cash salary compensation for the entire 2009 and 2010 calendar years upon adoption of the Plan.

In addition to electing to receive stock as salary, our CEO and CFO have terminated their 10b5-1 automatic selling plans which made sales of stock each month in order to diversify their holdings.

About Northern Oil and Gas, Inc.:

Northern Oil and Gas, Inc. is an exploration and production company based in Wayzata, Minnesota. Our core area of focus is the Williston Basin, specifically the Mountrail County, North Dakota area Bakken Play where the company controls approximately 65,000 net mineral acres.  Northern Oil's secondary objective is conventional, 3D driven, oil and gas exploration and development throughout the Rocky Mountain region.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

Safe Harbor:

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events.  While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Contact:

Michael Reger
CEO

Ryan Gilbertson
CFO

Phone:  952-476-9800
Fax:  952-476-9801
www.NorthernOil.com